	ATTACHMENT I-a		EXHIBIT 99.2
To assist investors in assessing 3Q26 results, the following disclosures have been made available in the 8-K filing:
3Q26 INVESTOR RELATIONS DATA SUMMARY
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Preliminary)
Dollars in millions (unless otherwise noted)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues and other income
Sales and other operating revenue	110,503	83,331	308,193	243,866
Income from equity affiliates	1,126	1,267	3,388	4,098
Other income	1,535	696	2,738	1,966
Total revenues and other income	113,164	85,294	314,319	249,930
Costs and other deductions
Crude oil and product purchases	65,724	47,928	185,327	140,043
Production and manufacturing expenses	11,219	10,094	34,164	30,279
Selling, general and administrative expenses	2,677	3,032	7,844	8,100
Depreciation and depletion (includes impairments)	6,803	6,475	22,263	18,278
Exploration expenses, including dry holes	116	149	397	464
Non-service pension and postretirement benefit expense	(20)	119	74	322
Interest expense	183	90	705	440
Other taxes and duties	5,226	6,475	15,918	18,767
Total costs and other deductions	91,928	74,362	266,692	216,693
Income/(Loss) before income taxes	21,236	10,932	47,627	33,237
Income tax expense/(benefit)	5,214	3,164	12,252	10,082
Net income/(loss) including noncontrolling interests	16,022	7,768	35,375	23,155
Net income/(loss) attributable to noncontrolling interests	609	220	1,254	812
Net income/(loss) attributable to ExxonMobil	15,413	7,548	34,121	22,343

OTHER FINANCIAL DATA
Dollars in millions (unless otherwise noted)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Earnings per common share (U.S. dollars)	3.72	1.76	8.18	5.16
Earnings per common share - assuming dilution (U.S. dollars)	3.72	1.76	8.18	5.16

Dividends on common stock
Total	4,264	4,242	12,897	12,865
Per common share (U.S. dollars)	1.03	0.99	3.09	2.97

Millions of common shares outstanding
Average - assuming dilution	4,140	4,285	4,172	4,328

Taxes
Income taxes	5,214	3,164	12,252	10,082
Total other taxes and duties	6,146	7,319	19,033	21,589
Total taxes	11,360	10,483	31,285	31,671
Sales-based taxes	6,953	5,487	19,927	16,246
Total taxes including sales-based taxes	18,313	15,970	51,212	47,917

ExxonMobil share of income taxes of equity companies (Non-GAAP)	447	517	1,159	1,660

CONDENSED CONSOLIDATED BALANCE SHEET
(Preliminary)
Dollars in millions (unless otherwise noted)	September 30, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	12,153	10,681
Notes and accounts receivable – net	66,533	44,562
Inventories
Crude oil, products and merchandise	21,532	22,979
Materials and supplies	3,270	3,323
Other current assets	4,137	1,837
Total current assets	107,625	83,382
Investments, advances and long-term receivables	44,293	45,317
Property, plant, and equipment – net	296,955	299,373
Other assets, including intangibles – net	22,044	20,908
Total Assets	470,917	448,980

LIABILITIES
Current liabilities
Notes and loans payable	4,523	9,296
Accounts payable and accrued liabilities	78,642	60,911
Income taxes payable	7,044	2,123
Total current liabilities	90,209	72,330
Long-term debt	29,727	34,241
Postretirement benefits reserves	9,111	8,847
Deferred income tax liabilities	39,320	40,216
Long-term obligations to equity companies	567	542
Other long-term obligations	29,463	26,178
Total Liabilities	198,397	182,354

EQUITY[1]
Common stock without par value
(9,000 million shares authorized, 8,019 million shares issued at December 31, 2025)	—	46,150
Common stock, $0.001 par value
(9,000 million shares authorized, 4,112 million shares issued at September 30, 2026)	4	—
Capital in excess of par value	45,026	—
Earnings reinvested	237,289	482,494
Accumulated other comprehensive income	(11,430)	(10,863)
Common stock held in treasury
(33 million shares at September 30, 2026, and 3,840 million shares at December 31, 2025)	(5,100)	(258,395)
ExxonMobil share of equity	265,789	259,386
Noncontrolling interests	6,731	7,240
Total Equity	272,520	266,626
Total Liabilities and Equity	470,917	448,980
[1] 3Q26 changes within the Equity section of the Balance Sheet are mainly associated with the redomicile transaction. This includes the cancellation of treasury shares as of July 1, 2026, the effects of which had no impact on total equity.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Preliminary)
Dollars in millions (unless otherwise noted)	Nine Months Ended September 30,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss) including noncontrolling interests	35,375	23,155
Depreciation and depletion (includes impairments)	22,263	18,278
Changes in operational working capital, excluding cash and debt	(1,641)	(5,000)
All other items – net	1,913	2,858
Net cash provided by operating activities	57,910	39,291

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant, and equipment	(20,175)	(20,908)
Proceeds from asset sales and returns of investments	1,457	2,138
Additional investments and advances	(1,579)	(973)
Other investing activities including collection of advances	1,431	949
Net cash used in investing activities	(18,866)	(18,794)

CASH FLOWS FROM FINANCING ACTIVITIES
Additions to long-term debt	1,078	1,145
Reductions in long-term debt	(1,893)	(13)
Additions to short-term debt	—	758
Reductions in short-term debt	(6,537)	(4,815)
Additions/(reductions) in commercial paper, and debt with three months or less maturity	(974)	1,212
Contingent consideration payments	(125)	(79)
Cash dividends to ExxonMobil shareholders	(12,897)	(12,865)
Cash dividends to noncontrolling interests	(491)	(524)
Changes in noncontrolling interests	(402)	(340)
Inflows from noncontrolling interests for major projects	—	68
Common stock acquired	(15,110)	(14,894)
Net cash used in financing activities	(37,351)	(30,347)
Effects of exchange rate changes on cash	(221)	532
Increase/(Decrease) in cash and cash equivalents (including restricted)	1,472	(9,318)
Cash and cash equivalents at beginning of period (including restricted)	10,681	23,187
Cash and cash equivalents at end of period (including restricted)	12,153	13,869

Common Shares Outstanding, millions	3Q26	2Q26	1Q26	4Q25
At quarter end	4,079	4,112	4,145	4,179
Weighted-average - assuming dilution	4,140	4,174	4,202	4,238

Upstream Volume Driver Analysis, koebd	3Q26 vs 2Q26		2026 vs 2025 (YTD)
Prior Period	4,514		4,651
Entitlements - Net Interest	—		(10)
Entitlements - Price / Spend / Other	(87)		(22)
Government Mandates	—		(1)
Divestments	(5)		(45)
Growth / Other	74		(39)
Current Period	4,496		4,534

Upstream Realization Data	3Q26	2Q26	1Q26	4Q25
United States
ExxonMobil
Crude ($/b)	84.82	97.58	70.12	58.57
Natural Gas ($/kcf)	2.43	0.52	3.37	1.75

Marker Benchmarks
WTI ($/b)	86.19	93.21	71.98	59.23
Henry Hub ($/mbtu)	2.96	2.90	5.01	3.55

Non-U.S.
ExxonMobil
Crude ($/b)	84.03	92.42	69.98	57.46
Natural Gas ($/kcf)	13.92	13.96	10.58	9.60

Marker Benchmarks
Brent ($/b)	97.01	104.52	80.61	63.69
TTF ($/mbtu)	18.20	16.45	10.79	10.77

The above numbers reflect ExxonMobil’s current estimate of volumes and realizations given data available as of the end of the third quarter of 2026. Volumes and realizations may be adjusted when full statements on joint venture operations are received from outside operators.
ExxonMobil management assumes no duty to update these estimates.

Product Solutions Marker Benchmark Data	3Q26	2Q26	1Q26	4Q25
Energy Products
Indicative Refining Margin ($/b)	50.3	29.0	16.3	18.3

Chemical Products
North American Polyethylene ($/T)	998	1,454	965	759
Asia Pacific Polyethylene ($/T)	990	1,148	865	822
Asia Pacific LVN ($/T)	831	893	720	564
USGC Ethane ($/T)	180	158	173	196

The above markers reflect the average prices from the quarter. Indicative Refining Margin, NA PE, AP PE, AP LVN, and USGC Ethane are
from Platts, part of S&P Global Commodity Insights. NA PE, AP PE, AP LVN, and USGC Ethane historical prices were updated to reflect simple averages. Marker associated sensitivities are developed for forward-looking analysis and in relation to full-year results. For any given period, the accuracy of the earnings sensitivity will be dependent on the price movements of individual types of crude oil, natural gas, or products, results of trading activities, project start-up timing, maintenance timing, taxes and other government take impacts, price adjustment lags in long-term gas contracts, and crude and gas production volumes. Accordingly, changes in benchmark prices only provide broad indicators of changes in the earnings experienced in any particular period. Refer to "Modeling Toolkit" tab on the Investor Relations page of our website at www.exxonmobil.com for more information.

Effective Income Tax Rate	3Q26	2Q26	1Q26	4Q25
Effective Income Tax Rate, %	26%	24%	40%	21%

Due to rounding, numbers presented may not add up precisely to the totals indicated.

KEY FIGURES: UPSTREAM VOLUMES
3Q26	2Q26	Net production of crude oil, natural gas liquids, bitumen and synthetic oil, thousand barrels per day (kbd)	YTD 2026	YTD 2025
1,627	1,653	United States	1,622	1,475
804	922	Canada/Other Americas	887	807
4	3	Europe	4	3
134	121	Africa	131	140
683	647	Asia	647	809
27	26	Australia/Oceania	25	25
3,279	3,373	Worldwide	3,316	3,261

3Q26	2Q26	Net natural gas production available for sale, million cubic feet per day (mcfd)	YTD 2026	YTD 2025
3,866	3,840	United States	3,766	3,340
28	25	Canada/Other Americas	27	30
235	274	Europe	274	302
112	117	Africa	114	114
1,689	1,274	Asia	1,818	3,272
1,371	1,319	Australia/Oceania	1,309	1,282
7,301	6,849	Worldwide	7,308	8,341

4,496	4,514	Oil-equivalent production (koebd) ¹	4,534	4,651

[1] Natural gas is converted to an oil-equivalent basis at six million cubic feet per one thousand barrels.

KEY FIGURES: MANUFACTURING THROUGHPUT AND SALES
3Q26	2Q26	Refinery throughput, thousand barrels per day (kbd)	YTD 2026	YTD 2025
1,941	1,908	United States	1,882	1,909
381	331	Canada	365	400
754	814	Europe	767	1,003
460	317	Asia Pacific	388	453
199	192	Other	195	187
3,735	3,562	Worldwide	3,598	3,952

3Q26	2Q26	Energy Products sales, thousand barrels per day (kbd)	YTD 2026	YTD 2025
3,154	3,036	United States	3,134	2,837
2,599	2,662	Non-U.S.	2,559	2,685
5,753	5,698	Worldwide	5,694	5,522

2,164	2,166	Gasolines, naphthas	2,181	2,264
1,773	1,722	Heating oils, kerosene, diesel	1,722	1,774
390	431	Aviation fuels	407	382
171	169	Heavy fuels	176	215
1,256	1,210	Other energy products	1,209	887
5,753	5,698	Worldwide	5,694	5,522

3Q26	2Q26	Chemical Products sales, thousand metric tons (kt)	YTD 2026	YTD 2025
1,791	1,682	United States	5,377	5,172
3,097	2,788	Non-U.S.	9,340	10,388
4,888	4,471	Worldwide	14,717	15,560

3Q26	2Q26	Specialty Products sales, thousand metric tons (kt)	YTD 2026	YTD 2025
399	367	United States	1,302	1,451
1,338	1,418	Non-U.S.	4,195	4,421
1,737	1,784	Worldwide	5,497	5,872